================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 3, 2005

                             TECTONIC NETWORK, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    033-36198                 22-3038309
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                        400 Perimeter Center Terrace N.E.
                                    Suite 900
                             Atlanta, Georgia 30346
                              (Address of Principal
                               Executive Offices)


                                 (770) 804-6430
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2005, Tectonic Network, Inc. (the "Company") entered into a Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (the "DIP Financing Agreement") with Boston Equities Corporation ("Boston Equities") pursuant to which Boston Equities will lend the Company up to $1 million. The DIP Financing Agreement provides that Boston Equities will lend the Company $500,000 on the later of October 7, 2005 or the date on which the Bankruptcy Court (the "Court) hearing the Company's case under Chapter 11 of the United States Bankruptcy Code (the "Code") enters an order approving the transactions under the DIP Financing Agreement and the entry of an automatic stay under the Code. Boston Equities will lend the Company another $500,000 on the later of November 1, 2005 or the date on which the Court enters an order approving the transactions under the DIP Financing Agreement and the termination of the automatic stay under the Code. The Company is required to use the proceeds from the loan in accordance with a budget which has been approved by Boston Equities.

The financing under the DIP Financing Agreement will be secured by all of the Company's tangible and intangible property. The interest rate under the DIP Financing Agreement is 10% per annum and is payable, along with any outstanding principal, on the maturity date of the loan. The loan will mature on the earlier of (i) December 31, 2005, (ii) the date on which the transactions contemplated by the Asset Purchase Agreement (described below) are consummated or (iii) the date on which the Company sells substantially all or a material portion of the assets covered by the Asset Purchase Agreement to a person other than Boston Equities.

The DIP Financing Agreement contains certain customary events of default, including the Company's failure to pays its obligations under the DIP Financing Agreement when they are due and payable and the Company's failure to obtain the Court orders called for under the DIP Financing Agreement. If there is an event of default, Boston Equities may, among other things, terminate its commitments under the DIP Financing Agreement and all amounts due under the agreement will become due and payable.

Or October 3, 2005, the Company and its wholly-owned subsidiary, Tectonic Solutions, Inc. ("Tectonic Solutions") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Boston Equities. Pursuant to the Asset Purchase Agreement"), the Company and Tectonic Solutions agreed to sell the tangible and intangible assets used in their information management services and software development business which is targeted to the construction industry. In connection with the sale of these assets, Boston Equities will assume certain liabilities of the Company and Tectonic Solutions.

The purchase price of the assets will be $2 million, which will be offset by amounts outstanding under the DIP Financing Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to customary conditions, including the receipt of Court approval or the approval of the other parties to certain of the Company's leases and contracts to be assumed by Boston Equities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure in Item 1.01 regarding the DIP Financing Agreement is hereby incorporated by reference.


(c) Exhibits

99.1  Asset Purchase Agreement dated October 3, 2005

99.2 Senior Secured Super-Priority Debtor In-Possession Loan and Security Agreement dated October 3, 2005

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TECTONIC NETWORK, INC.



Date: October 7, 2005                   By: /s/ Arol R. Wolford
                                           ----------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer